Exhibit 99.1

Contact:	LeAnne Zumwalt
Investor Relations
DaVita Inc.
(650) 696-8910

DAVITA 4th QUARTER 2006 RESULTS

El Segundo, California, February 14, 2007 – DaVita Inc. (NYSE: DVA), today announced results for the quarter and year ended December 31, 2006. Income from continuing operations for the three months ended December 31, 2006 was $74.1 million, or $0.70 per share, as compared with $56.4 million, or $0.54 per share, for the same period of 2005. Income from continuing operations for the three months ended December 31, 2006 included incremental after-tax stock-based compensation expense of $4.5 million, or $0.04 per share, related to SFAS No. 123(R).

Income from continuing operations for the year ended December 31, 2006, excluding the valuation gain on the Company’s Product Supply Agreement with Gambro Renal Products was $266.1 million, or $2.52 per share, as compared to income from continuing operations of $207.4 million, or $1.99 per share, for the same period of 2005. Income from continuing operations for the year ended December 31, 2006 included incremental after-tax stock-based compensation expense of $14.2 million or $0.12 per share, related to SFAS No. 123(R).

Income from continuing operations for the year ended December 31, 2006, including the valuation gain on the Product Supply Agreement was $289.3 million, or $2.73 per share.

Financial and operating highlights include:

•

Cash Flow: For the year ended December 31, 2006 operating cash flow was $605 million and free cash flow was $496 million, in each case excluding an $85 million income tax payment associated with the divestiture of centers in conjunction with the Gambro Healthcare acquisition. Including this item, operating cash flow for the year ended December 31, 2006 was $520 million and free cash flow was $410 million.

•

Operating Income: Operating income for the three months ended December 31, 2006 was $189 million. Operating income for the year ended December 31, 2006, excluding the pre-tax valuation gain on the Product Supply Agreement of approximately $38 million, was $701 million.

•	Volume: Total treatments for the fourth quarter of 2006 were 3,723,198 or 47,369 treatments per day. Non-acquired treatment growth in the quarter was 5.5% over the prior year’s fourth quarter.

•

Center Activity: As of December 31, 2006, we operated or provided administrative services at 1,300 outpatient dialysis centers serving approximately 103,000 patients, which includes 34 third-party owned centers serving approximately 2,850 patients. During the fourth quarter of 2006 we acquired 7 centers, including two centers in which we previously held a minority interest, opened 26 new centers, provided administrative services to one additional center and closed one center.

•	Effective Tax Rate: The effective annual income tax rate for 2006 from continuing operations was 39.2%. We currently expect the annual effective tax rate for 2007 to be in the range of 39.5% - 40.0%.

Outlook

We are revising our 2007 operating income guidance: Operating income is now projected to be in the range of $700-$760 million. Our previous guidance was for operating income to be in the range of $680-$750 million. These projections and the underlying assumptions involve significant risks and uncertainties, including those described below and actual results may vary significantly from these current projections.

DaVita will be holding a conference call to discuss its results for the fourth quarter and year ended December 31, 2006 on February 14, 2007 at noon Eastern Time. The dial in number is (800)-399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward–looking statements, including statements related to our 2007 operating results. Factors which could impact future results include the uncertainties associated with governmental regulations, general economic and other market conditions, accounting estimates and the risk factors set forth in the Company’s SEC filings, including its Form 10-Q for the quarter ended September 30, 2006. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include those relating to:

•	the concentration of profits generated from commercial payor plans,

•	possible reductions in private and government payment rates,

•	changes in pharmaceutical practice patterns, payment policies, or pharmaceutical pricing,

•	our ability to maintain contracts with physician medical directors,

•

legal compliance risks, including our continued compliance with complex government regulations and the subpoena from the U.S. Attorney’s Office for the Eastern District of New York, the subpoenas from the U.S. Attorney’s Office for the Eastern District of Missouri and DVA Renal Healthcare’s compliance with its corporate integrity agreement,

•	our ability to complete and integrate acquisitions of businesses, and

•	the successful integration of DVA Renal Healthcare, including its billing and collection operations.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2006	2005	2006	2005
Net operating revenues	$1,272,617	$1,133,315	$4,880,662	$2,973,918
Operating expenses and charges:
Patient care costs	872,556	799,291	3,390,351	2,035,243
General and administrative	124,457	97,524	453,516	272,463
Depreciation and amortization	45,209	42,648	173,295	116,836
Provision for uncollectible accounts	32,908	29,165	126,203	61,916
Minority interests and equity income, net	8,976	5,905	35,833	22,089
Valuation gain on Product Supply Agreement	—	—	(37,968)	—

Total operating expenses and charges	1,084,106	974,533	4,141,230	2,508,547

Operating income	188,511	158,782	739,432	465,371

Debt expense	(69,907)	(72,886)	(276,706)	(139,586)
Swap valuation gain	—	5	—	4,548
Refinancing charges	—	(1,298)	—	(8,170)
Other income	2,915	3,193	13,033	8,934

Income from continuing operations before income taxes	121,519	87,796	475,759	331,097
Income tax expense	47,390	31,385	186,430	123,675

Income from continuing operations	74,129	56,411	289,329	207,422
Discontinued operations
(Loss) income from operations of discontinued operations, net of tax	—	(326)	—	13,157
Gain on disposal of discontinued operations, net of tax	—	8,064	362	8,064

Net income	$74,129	$64,149	$289,691	$228,643

Earnings per share:
Basic earnings per share from continuing operations	$0.71	$0.55	$2.79	$2.06

Basic earnings per share	$0.71	$0.63	$2.80	$2.27

Diluted earnings per share from continuing operations	$0.70	$0.54	$2.73	$1.99

Diluted earnings per share	$0.70	$0.61	$2.74	$2.20

Weighted average shares for earnings per share:
Basic	104,194,000	101,838,000	103,520,000	100,762,000

Diluted	106,219,000	104,888,000	105,793,000	104,068,000

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Year ended December 31,
	2006	2005
Cash flows from operating activities:
Net income	$289,691	$228,643
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	173,295	119,719
Valuation gain on Product Supply Agreement	(37,968)	—
Stock-based compensation expense	26,389	3,353
Tax benefits from stock award exercises	40,375	38,484
Excess tax benefits from stock-based compensation	(37,251)	—
Deferred income taxes	2,342	(63,357)
Minority interests in income of consolidated subsidiaries	38,141	24,714
Distributions to minority interests	(32,271)	(16,246)
Equity investment income	(2,308)	(1,406)
Loss (gain) on disposal of discontinued operations and other dispositions	239	(15,856)
Non-cash debt and non-cash rent charges	27,736	5,157
Refinancing charges	—	8,170
Swap valuation gain	—	(4,548)
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(74,737)	(62,021)
Inventories	(18,587)	11,980
Other receivables and other current assets	(34,044)	1,893
Other long term assets	(9,791)	(2,039)
Accounts payable	40,712	28,869
Accrued compensation and benefits	101,555	21,664
Other current liabilities	88,841	72,615
Income taxes	(67,329)	90,958
Other long-term liabilities	4,541	(5,192)

Net cash provided by operating activities	519,571	485,554

Cash flows from investing activities:
Additions of property and equipment, net	(262,708)	(161,365)
Acquisitions and purchases of other ownership interests	(86,504)	(3,202,404)
Proceeds from divestitures and asset sales	22,179	298,849
Investments in and advances to affiliates, net	20,567	20,308
Purchase of intangible assets	(5,597)	(751)

Net cash used in investing activities	(312,063)	(3,045,363)

Cash flows from financing activities:
Borrowings	6,354,784	6,832,557
Payments on long-term debt	(6,761,743)	(4,058,951)
Deferred financing costs	(2)	(77,884)
Excess tax benefits from stock-based compensation	37,251	—
Stock option exercises and other share issuances, net	40,593	43,919

Net cash (used in) provided by financing activities	(329,117)	2,739,641

Net (decrease) increase in cash and cash equivalents	(121,609)	179,832
Cash and cash equivalents at beginning of period	431,811	251,979

Cash and cash equivalents at end of period	$310,202	$431,811

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	December 31, 2006	December 31, 2005
ASSETS
Cash and cash equivalents	$310,202	$431,811
Accounts receivable, less allowance of $171,757 and $138,598	932,385	853,560
Inventories	89,119	69,130
Other receivables	148,842	116,620
Other current assets	29,858	38,463
Deferred income taxes	199,090	144,824

Total current assets	1,709,496	1,654,408
Property and equipment, net	849,966	750,078
Amortizable intangibles, net	203,721	235,944
Investments in third-party dialysis businesses	1,813	3,181
Other long-term assets	58,967	41,768
Goodwill	3,667,853	3,594,383

	$6,491,816	$6,279,762

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$251,686	$212,049
Other liabilities	473,219	381,964
Accrued compensation and benefits	341,766	231,994
Current portion of long-term debt	20,871	71,767
Income taxes payable	24,630	91,959

Total current liabilities	1,112,172	989,733
Long-term debt	3,730,380	4,085,435
Other long-term liabilities	50,076	26,416
Alliance and product supply agreement and other intangibles, net	105,263	163,431
Deferred income taxes	125,642	75,499
Minority interests	122,359	88,639
Commitments and contingencies
Shareholders’ equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued) Common stock ($0.001 par value, 195,000,000 shares authorized; 134,862,283 shares issued)	135	135
Additional paid-in capital	630,091	569,751
Retained earnings	1,129,621	839,930
Treasury stock, at cost (30,225,675 and 32,927,026 shares)	(526,920)	(574,013)
Accumulated other comprehensive income	12,997	14,806

Total shareholders’ equity	1,245,924	850,609

	$6,491,816	$6,279,762

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended
	December 31, 2006	September 30, 2006	December 31, 2005	December 31, 2006
Financial Results excluding the valuation gain on the Product Supply Agreement for the third quarter of 2006 and for the year ended December 31, 2006:
Income from continuing operations (1)	$74.1	$69.9	$56.4	$266.1
Net income (1)	$74.1	$71.7	$64.1	$266.5
Diluted earnings per share from continuing operations	$0.70	$0.66	$0.54	$2.52
Diluted earnings per share	$0.70	$0.68	$0.61	$2.52
Operating income (1)	$188.5	$179.1	$158.8	$701.5
Operating income margin	14.8%	14.5%	14.0%	14.4%
Other comprehensive income
Unrealized (loss) gain on securities, net of tax (expense) benefit of $0.7, $6.6, ($2.4) and $1.2	$(1.1)	$(10.3)	$3.8	$(1.8)

Business Metrics:
Volume
Treatments	3,723,198	3,668,999	3,498,231	14,495,796
Number of treatment days	78.6	79.0	79.0	312.6
Treatments per day	47,369	46,443	44,281	46,372
Per day year-over-year increase	7.0%	90.2%	95.8%	60.5%
Non-acquired growth year-over-year	5.5%	4.2%	2.8%	4.8%

Revenue
Total operating revenue	$1,273	$1,237	$1,133	$4,881
Dialysis revenue per treatment, including the lab	$334.45	$331.48	$319.98	$330.44
Per treatment increase (decrease) from previous quarter	0.9%	0.7%	(2.1)%	—
Per treatment increase (decrease) from previous year	4.5%	1.4%	(0.8)%	2.4%

Expenses
A. Patient care costs
Percent of revenue	68.6%	69.3%	70.5%	69.5%
Per treatment	$234.36	$233.59	$228.48	$233.89
Per treatment increase (decrease) from previous quarter	0.3%	(0.17)%	1.3%	—
Per treatment increase from previous year	2.6%	3.5%	2.9%	3.9%

B. General & administrative expenses
Percent of revenue	9.8%	9.2%	8.6%	9.3%
Per treatment	$33.43	$30.92	$27.88	$31.29
Per treatment increase (decrease) from previous quarter	8.1%	(0.03)%	(11.6)%	—
Per treatment increase (decrease) from previous year	19.9%	(1.9)%	(6.3)%	3.9%

C. Bad debt expense as a percent of current-period revenue	2.6%	2.6%	2.6%	2.6%

D. Consolidated effective tax rate from continuing operations	39.0%	38.9%	35.7%	39.2%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended
	December 31, 2006	September 30, 2006	December 31, 2005	December 31, 2006
Cash Flow
Operating cash flow	$190.1	$96.9	$183.3	$519.6
Operating cash flow, excluding the income tax payment on divested centers (1)	$190.1	$96.9	$183.3	$604.9
Operating cash flow last twelve months	$519.6	$512.8	$485.6	—
Operating cash flow, excluding the income tax payment on divested centers last twelve months (1)	$604.9	$598.1	$485.6	—

Free cash flow (1)	$158.9	$67.4	$151.6	$410.4
Free cash flow, excluding the income tax payment on divested centers (1)	$158.9	$67.4	$151.6	$495.8
Free cash flow last twelve months (1)	$410.4	$403.2	$421.9	—
Free cash flow, excluding the income tax payment on divested centers last twelve months (1)	$495.8	$488.5	$421.9	—

Capital expenditures:
Development and relocations	$44.5	$35.1	$27.8	$143.3
Routine maintenance/IT/other	$32.5	$31.5	$32.3	$115.8
Acquisition expenditures	$10.9	$6.0	$3,072.3	$86.5

Accounts Receivable
Net receivables	$932	$903	$854
DSO	70	70	71

Debt/Capital Structure
Total debt	$3,751	$3,825	$4,157
Net debt, net of cash	$3,441	$3,564	$3,725
Leverage ratio (see Note 1)	3.66x	3.96x	4.45x

Clinical (quarterly averages)
Dialysis adequacy - % of patients with Kt/V > 1.2	93%	93%	94%
Patients with albumin >/= 3.5 – 84%	84%	84%	82%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Company’s current Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve-months of “Consolidated EBITDA”, pro forma for the routine acquisitions that occurred during the period. The Company’s management believes that the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Year ended December 31, 2006
Income from continuing operations	$289,329
Income taxes	186,430
Debt expense	276,706
Depreciation and amortization	173,295
Minority interests and equity income, net	35,833
Valuation gain on Product Supply Agreement	(37,968)
Other	2,622
Stock-based compensation expense	26,389

“Consolidated EBITDA”	$952,636

December 31, 2006
Total debt	$3,751,251
Letters of credit issued	50,131

3,801,382
Less: cash and cash equivalents	(310,202)

Consolidated net debt	$3,491,180

Last twelve months “Consolidated EBITDA”	$952,636

Leverage ratio	3.66x

In accordance with the Company’s Credit Agreement, the Company’s leverage ratio cannot exceed 6.0 to 1.0 as of December 31, 2006. At that date, the Company’s leverage ratio did not exceed 6.0 to 1.0.

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1. Income from continuing operations and net income excluding the valuation gain on the Product Supply Agreement:

We believe that income from continuing operations and net income excluding the valuation gain on the Product Supply Agreement enhances a user’s understanding of our normal income from continuing operations and net income for these periods by providing a measure that is more meaningful because it excludes a non-recurring non-cash item that resulted from an amendment of the Product Supply Agreement and accordingly is more comparable to prior periods and indicative of consistent income from continuing operations and net income items. This measure is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to income from continuing operations and net income.

	Three months ended			Year ended
	December 31, 2006	September 30, 2006	December 31, 2005	December 31, 2006
Income from continuing operations	$74,129	$93,091	$56,411	$289,329
Less: Valuation gain	—	(37,968)	—	(37,968)
Add: Related income tax	—	14,770	—	14,770

	$74,129	$69,893	$56,411	$266,131

Net income	$74,129	$94,856	$64,149	$289,691
Less: Valuation gain	—	(37,968)	—	(37,968)
Add: Related income tax	—	14,770	—	14,770

	$74,129	$71,658	$64,149	$266,493

2. Operating income excluding the pre-tax valuation gain on the Product Supply Agreement:

We believe that operating income excluding the valuation gain on the Product Supply Agreement enhances a user’s understanding of our normal operating income for these periods by providing a measure that is more meaningful because it excludes a non-recurring non-cash item that resulted from an amendment of the Product Supply Agreement and accordingly is more comparable to prior periods and indicative of consistent operating income items. This measure is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to operating income.

	Three months ended			Year ended
	December 31, 2006	September 30, 2006	December 31, 2005	December 31, 2006
Operating income	$188,511	$217,094	$158,782	$739,432
Less: Valuation gain	—	(37,968)	—	(37,968)

	$188,511	$179,126	$158,782	$701,464

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

3. Operating cash flow, excluding the income tax payment on divested centers:

We believe that operating cash flow excluding the income tax payment on divested centers enhances a user’s understanding of our normal operating cash flows for these periods by providing a measure that is more meaningful because it excludes non-recurring transactions that can cause unusual fluctuations in our operating cash flows and accordingly is more comparable to prior periods and indicative of consistent operating cash flow items. This measure is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Year ended
	December 31, 2006	September 30, 2006	December 31, 2005	December 31, 2006
Cash provided by operating activities	$190,108	$96,937	$183,344	$519,571
Income tax payment on divested centers	—	—	—	85,328

	$190,108	$96,937	$183,344	$604,899

	Rolling 12-Month Period
	December 31, 2006	September 30, 2006	December 31, 2005
Cash provided by operating activities	$519,571	$512,807	$485,554
Income tax payment on divested centers	85,328	85,328	—

	$604,899	$598,135	$485,554

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

4. Free cash flow and free cash flow, excluding the income tax payment on divested centers:

Free cash flow represents net cash provided by operating activities less capital expenditures for routine maintenance and information technology. We believe free cash flow and free cash flow excluding the income tax payment on divested centers are useful adjuncts to cash flow from operating activities and other measurements under United States generally accepted accounting principles, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements and because free cash flow excluding the income payment on divested centers excludes a non-recurring transaction that can cause unusual fluctuations in our free cash flows and accordingly is more comparable to prior periods and indicative of consistent free cash items. Free cash flow and free cash flow excluding the income tax payment on divested centers are not measures of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended
	December 31, 2006	September 30, 2006	December 31, 2005
Cash provided by operating activities	$190,108	$96,937	$183,344
Less: Expenditures for routine maintenance and information technology	(31,214)	(29,551)	(31,735)

Free cash flow	$158,894	$67,386	$151,609

	Rolling 12-Month Period
	December 31, 2006	September 30, 2006	December 31, 2005
Cash provided by operating activities	$519,571	$512,807	$485,554
Less: Expenditures for routine maintenance and information technology	(109,131)	(109,652)	(63,639)

Free cash flow	$410,440	$403,155	$421,915
Income tax payment on divested centers	85,328	85,328	—

	$495,768	$488,483	$421,915